UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 28, 2025
Date of Report (Date of earliest event reported)
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Elevance Health, Inc.
(Exact name of registrant as specified in its charter)
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Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
220 Virginia Ave
Indianapolis, IN 46204
(Address of principal executive offices and zip code)
(833) 401-1577
(Registrant's telephone number, including area code)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	ELV	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2025, the Board of Directors (the “Board”) of Elevance Health, Inc. (the “Company”) elected Steven H. Collis to serve as an independent director effective August 1, 2025, with a term expiring at the Company’s 2027 annual meeting of shareholders. The Board also appointed Mr. Collis to the Audit and Finance Committees of the Board. There is no arrangement or understanding between Mr. Collis and any other person pursuant to which he was elected to the Board, and Mr. Collis has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Board has determined that Mr. Collis qualifies as an “audit committee financial expert” as defined in the Securities and Exchange Commission regulations.

Mr. Collis will receive compensation for his services as a director in accordance with the Company’s standard compensation program for non-employee directors, which is filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

A copy of the Company’s press release announcing Mr. Collis’ election is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No	Exhibit
99.1	Press Release, dated July 28, 2025, announcing the election of Steven H. Collis to the Elevance Health, Inc. Board of Directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL doc

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of July, 2025.

ELEVANCE HEALTH, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Chief Governance Officer and Corporate Secretary